PRESS RELEASE
                      FOR RELEASE MAY 12, 2004 AT 4:00 P.M.

                          For More Information Contact
                                  David Meadows
                                 (410) 256-5000
                          Baltimore County Savings Bank

                               BCSB BANKCORP, INC.
                      REPORTS RESULTS OF MARCH 31, 2004 AND
              FILES AMENDMENT TO DECEMBER 31, 2003 QUARTERLY REPORT

BCSB Bankcorp, Inc. (NASDAQ: BCSB), the holding company for Baltimore County Savings Bank, FSB, recorded earnings of $161,000 or $.03 for the quarter ending March 31, 2004. This compared to $779,000 or $.14 per share for the same period in 2003. The reduced earnings reflect reduced interest income during the quarter as interest and fees on loans decreased along with the average balance of loans receivable. Management attributed the decreases to increased competition in the mortgage refinance market, current economic conditions and management's reluctance to make long term loans in the low interest environment that existed during the quarter. For the six months ending March 31, 2004, total assets equaled $731 million as compared to $668 million on September 30, 2003, an increase of $62.5 million. Total deposits continued to rise to $578 million as of March 31, 2004 as compared to $552 million on September 30, 2003.

The Company will shortly be filing an amendment to its Quarterly Report on Form 10-Q for the quarter ended December 31, 2003 to restate its consolidated statement of financial condition as of December 31, 2003 and its consolidated statements of operations for the three months ended December 31, 2003 to correct the accounting treatment for a Bank Owned Life Insurance ("BOLI") policy. Subsequent to the issuance of the Company's consolidated financial statements as of and for the three months ended December 31, 2003 and the filing of its Quarterly Report on Form 10-Q for the quarter ended December 31, 2003, the
Company determined that it had incorrectly accounted for its income tax provision related to the BOLI policy. The effect of the restatement is to reduce the Company's income tax provision to $53,708 for the three months ended December 31, 2003 from $91,560 previously reported, thereby increasing net income from $188,057, or $.03 basic and diluted earnings per share, to $225,909, or $.04 basic and diluted earnings per share. Total stockholders' equity at December 31, 2003 increases to $44,309,111 from $44,271,259 previously reported.

BCSB Bankcorp, Inc. is the holding company of Baltimore County Savings Bank, FSB which was founded in 1955. The Bank currently operates sixteen offices throughout the Baltimore metropolitan area. BCSB Bankcorp, Inc. became a publicly traded mutual holding company in July 1998.

This press release contains statements that are forward-looking, as that term is defined by the Private Securities Litigation Reform Act of 1995 or the Securities and Exchange Commission in its rules, regulations, and releases. The company intends that such forward-looking statements be subject to the safe harbors created thereby. All forward-looking statements are based on current expectations regarding important risk factors, including but not limited to real estate values, local and national economic conditions and the impact of interest rates on financing. Accordingly, actual results may differ from those expressed in the forward-looking statements, and the making of such statements should not be regarded as a representation by the company or any other person that results expressed therein will be achieved. The Company does not undertake, and specifically disclaims any obligation, to publicly release the result of any revisions that may be made to any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.

                               BCSB Bankcorp, Inc.
                         Summary of Financial Highlights
                 Consolidated Statements of Financial Condition
                                   (Unaudited)

                                                                              March 31,                     September 30,
                                                                                2004                             2003
                                                                              ---------                     -------------
                                                                                        (Dollars in Thousands)
ASSETS
Cash, equivalents and time deposits                                        $        16,064                $           23,308
Investment Securities                                                              159,647                           123,790
Loans and Mortgage Backed Securities                                               522,231                           499,901
Other Assets                                                                        32,835                            21,109
                                                                           ---------------                ------------------
TOTAL ASSETS                                                               $       730,777                $          668,198

LIABILITIES
Deposits                                                                   $       577,599                $          551,929
Borrowed Money                                                                      48,718                            32,268
Trust Preferred Securities                                                              --                            22,500
Junior Subordinated Debentures                                                      23,197                                --
Other Liabilities                                                                   35,440                            16,733
                                                                           ---------------                ------------------
TOTAL LIABILITIES                                                          $       684,954                $          623,430
TOTAL STOCKHOLDERS' EQUITY                                                          45,823                            44,768
                                                                           ---------------                ------------------
TOTAL LIABILITIES & STOCKHOLDERS EQUITY                                    $       730,777                $          668,198

                      Consolidated Statements of Operations
                                   (Unaudited)

                                                               6 Months ended March 31                3 Months ended March 31
                                                               2004                2003               2004               2003
                                                               ----                ----               ----               ----
                                                                (Dollars in Thousands)                (Dollars in Thousands)

Interest Income                                             $    15,470         $    17,336        $    7,660         $    8,654
Interest Expense                                                  7,856               8,231             3,912              4,045
                                                           ------------         -----------        ----------         ----------
Net Interest Income                                         $     7,614               9,105        $    3,748         $    4,609
Provisions for Loan Losses                                          267                 412                86                130
                                                           ------------         -----------        ----------         ----------
Net Interest Income After Provision for Loan Losses         $     7,347         $     8,693        $    3,662         $    4,479
Total Non-Interest Income                                           974                 952               448                526
Total Non-Interest Expense                                        7,857               7,655             3,926              3,747
                                                           ------------         -----------        ----------         ----------
Income Before Income Taxes                                  $       464         $     1,990        $      184         $    1,258
Income Tax Provision                                                 76                 759                23                479
                                                           ------------         -----------        ----------         ----------
NET INCOME (LOSS)                                           $       388         $     1,231        $      161         $      779
                                                           ------------         -----------        ----------         ----------

Basic Earnings (Loss) Per Share                             $      0.07         $      0.22        $     0.03         $     0.14
                                                           ------------         -----------        ----------         ----------

Diluted Earnings (Loss) Per Share                           $      0.07         $      0.21        $     0.03         $     0.14
                                                           ------------         -----------        ----------         ----------